Exhibit 10.13

ACTIVISION, INC.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE UNIT AWARD

You have been awarded Restricted Share Units of Activision, Inc. (the “Company”), as follows:

•      Your name:  George Rose

•      Total number of Restricted Share Units awarded:  25,000

•      Date of Grant:  September 28, 2007

•      Grant ID:  03001964

•      Your Award of Restricted Share Units is governed by the terms and conditions set forth in:

•      this Notice of Restricted Share Unit Award;

•      the Restricted Share Unit Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•      the Company’s Amended and Restated 2003 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•      Your Award of Restricted Share Units has been made in accordance with your Employment Agreement as a material inducement to your entering into or renewing employment with the Company or one of its subsidiaries or affiliates pursuant to such Employment Agreement, and is also governed by any applicable terms and conditions set forth in such Employment Agreement.

•      Certain terms of your Award:

•      Schedule for Vesting:  Except as otherwise provided under the Award Terms, the Restricted Share Units awarded to you will vest in full on March 31, 2010, provided you remain continuously employed by the Company or one of its subsidiaries or affiliates through such date. Notwithstanding the foregoing, the following number of the Restricted Share Units awarded to you will vest on a date established by the Committee upon its determination that the corresponding event has occurred, provided you remain continuously employed by the Company or one of its subsidiaries or affiliates through such date:

No. of Restricted Share	Event Causing
Units That Vest	Restricted Share Units to Vest

25% of total number	Achievement of “Annual Operating Plan” operating income objectives for the Company’s 2008 fiscal year as established by the Committee on or prior to the 90th day of such fiscal year.

25% of total number	Achievement of “Annual Operating Plan” operating income objectives for the Company’s 2009 fiscal year as established by the Committee on or prior to the 90th day of such fiscal year.

•      Termination Without Cause or For Good Reason Continuation Period:  24 months

•      Termination on Death Acceleration Period:  24 months

•      To accept your Award of Restricted Share Units, you must sign and return to the Company this Notice of Restricted Share Unit Award, which bears an original signature on behalf of the Company. You are urged to do so promptly.

•      Please return the signed Notice of Restricted Share Unit Award to the Company at:

Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

You should retain the enclosed duplicate copy of this Notice of Restricted Share Unit Award for your records.

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Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION, INC.

		By:	/s/ Ann Weiser
		Title:	Chief Human Resources Officer
		Date:	November 6, 2007

ACCEPTED AND AGREED:

/s/ Georg L. Rose
George Rose

Date:	November 6, 2007

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EXHIBIT A

ACTIVISION, INC.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD TERMS

1.             Definitions.

(a)           For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Award Terms” means these Restricted Share Unit Award Terms.

“Cause” shall have the meaning given to such term in the Employment Agreement.

“Common Stock” means the Company’s common stock, $0.000001 par value per share.

“Company” means Activision, Inc. and any successor thereto.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the date of grant of the Award set forth on the Grant Notice.

“Employment Agreement” means the employment agreement between Grantee and the Company or one of its subsidiaries or affiliates, as in effect from time to time.

“Employment Violation” means any material breach by Grantee of the Employment Agreement for so long as the terms thereof shall apply to Grantee (with any breach of the post-termination obligations contained therein deemed to be material for purposes of these Award Terms).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Good Reason” shall have the meaning given to such term in the Employment Agreement.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Restricted Share Unit Award to which these Award Terms are attached as Exhibit A.

“Look-back Period” means, with respect to any Employment Violation by Grantee, the period beginning on the date which is 12 months prior to the date of such Employment Violation by Grantee and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Plan” means the Activision, Inc. Amended and Restated 2003 Incentive Plan, as amended from time to time.

“Recapture Amount” means, with respect to any Employment Violation by Grantee, the gross gain realized or unrealized by Grantee upon all vesting of Restricted Share Units during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)            if Grantee has received any Vested Shares during such Look-back Period and sold such Vested Shares, an amount equal to the product of (A) the sales price per Vested Share times (B) the number of such Vested Shares sold at such sales price; plus

(ii)           if Grantee has received any Vested Shares during such Look-back Period and not sold such Vested Shares, an amount equal to the product of (A) the greatest of the following: (1) the Fair Market Value per share of Common Stock on the date such Vested Shares vested, (2) the arithmetic average of the per share closing sales prices of Common Stock as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 12 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Stock as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of computation, times (B) the number of such Vested Shares which were not sold.

“Restricted Share Units” means units subject to the Award, which represent the conditional right to receive shares of Common Stock or other securities in accordance with the Grant Notice and these Award Terms, unless and until such units become vested or are forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Vested Shares” means shares of Common Stock or other securities to which the holder of Restricted Stock Units becomes entitled upon vesting thereof in accordance with Section 2 or 3 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)           Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.             Vesting. Except as otherwise set forth in these Award Terms, the Restricted Share Units shall vest in accordance with the “Schedule for Vesting” set forth on the Grant Notice. Each Restricted Share Unit, upon vesting thereof, shall entitle the holder thereof to receive one share of Common Stock (subject to adjustment pursuant to Section 9 hereof).

3.             Termination of Employment.

(a)           For Cause or Without Good Reason. In the event that Grantee’s employment is terminated by the Company or any of its subsidiaries or affiliates for Cause or by Grantee in breach of Section 10(a) of the Employment Agreement, in each case prior to the vesting of all Restricted Share Units, as of the date of such termination of employment all Restricted Share Units shall cease to vest and shall immediately be forfeited to the Company without payment of consideration by the Company.

(b)           Without Cause or For Good Reason. In the event that Grantee’s employment is terminated by the Company or any of its subsidiaries or affiliates without Cause or by Grantee for Good Reason, in each case prior to the vesting of all Restricted Share Units, (i) the Restricted Share Units shall continue to vest following the date of such termination of employment in accordance with the “Schedule for Vesting” set forth on the Grant Notice as if Grantee’s employment had continued thereafter for the “Termination Without Cause or For Good Reason Continuation Period” set forth on the Grant Notice and (ii) all other Restricted Share Units shall cease to vest as of the date of such termination of employment and shall immediately be forfeited to the Company without payment of consideration by the Company.

(c)           Death. In the event that Grantee dies while employed by the Company or any of its subsidiaries or affiliates prior to the vesting of all Restricted Share Units, as of the date of Grantee’s death (i) the number of Restricted Share Units that would have ultimately vested in accordance with the “Schedule for Vesting” set forth on the Grant Notice assuming Grantee’s employment had continued thereafter for the “Termination on Death Acceleration Period” set forth on the Grant Notice shall immediately vest and (ii) all other Restricted Share Units shall cease to vest and shall immediately be forfeited to the Company without payment of consideration by the Company.

(d)           Other. Unless the Committee decides otherwise, in the event that Grantee’s employment is terminated for any reason not addressed by Section 3(a), 3(b) or 3(c) hereof prior to the vesting of all Restricted Share Units, as of the date of such termination of employment all Restricted Share Units shall cease to vest and shall immediately be forfeited to the Company without payment of consideration by the Company.

4.             Tax Withholding. The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the vesting of any Restricted Share Units, the issuance or transfer of any Vested Shares or otherwise in connection with the Award at the time such Withholding Taxes become due. Grantee shall be entitled to satisfy any Withholding Taxes contemplated by this Section 4 by delivery to the Company of:  (a) a certified check or bank check or wire transfer of immediately available funds; (b) through the delivery of irrevocable written instructions, in form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the

Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); or (c) with the Company’s consent, any combination of (a) and (b) above. Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from Grantee’s compensation any Withholding Taxes contemplated by this Section 4 and (ii) the Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 4 have been satisfied.

5.             Reservation of Shares. The Company shall at all times reserve for issuance or delivery upon vesting of the Restricted Share Units such number of shares of Common Stock or other securities as shall be required for issuance or delivery upon vesting thereof.

6.             Dividend Equivalents. In the event that any cash dividends are declared and paid on shares of Common Stock or other securities to which the holder of the Restricted Stock Units would be entitled upon vesting thereof, such holder shall be paid, on the payment date for such dividend, the amount that such holder would have received if the Restricted Stock Units had vested, and the shares of Common Stock or other securities to which such holder was thereupon entitled had been issued and outstanding and held of record by such holder, as of the record date for such dividend; provided, however, that no dividend equivalents will be paid if the Restricted Stock Units have been forfeited to the Company in accordance with Section 3 hereof prior to payment. Notwithstanding the foregoing, in no event shall dividend equivalents be paid later than the 45th day following the fiscal year in which dividends are paid. For purposes of the time and form of payment requirements of Section 409A of the Code, dividend equivalents will be treated separately from the Restricted Stock Units.

7.             Receipt and Delivery.

(a)           As soon as administratively practicable following the date that any Restricted Stock Units vest in accordance with Section 2 or 3 hereof, the Company shall (i) effect the issuance or transfer of the resulting Vested Shares, (ii) cause the issuance or transfer of such Vested Shares to be evidenced on the books and records of the Company, and (iii) cause such Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Vested Shares are subject to a legend as set forth in Section 14 hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto. For the avoidance of doubt, it is agreed and acknowledged that Restricted Stock Units that vest pursuant to Section 3(b) will be treated as vesting on the applicable date(s) described in the “Schedule for Vesting” set forth on the Grant Notice and the resulting Vested Shares shall be issued or transferred as soon as administratively practicable following such date(s), notwithstanding any lapse of a risk of forfeiture upon Grantee’s termination of employment. In no event shall issuance or transfer of any resulting Vested Shares occur later than the last day of the calendar year in which vesting of the underlying Restricted Stock Units occurs (or, if later, the 15th day of the third calendar month following the date on which such vesting occurs).

(b)           Notwithstanding Section 7(a) hereof, if the Committee determines in good faith that any such issuance, transfer or delivery of Vested Shares to Grantee or his or her estate or beneficiaries hereunder by reason of Grantee’s “separation from service” (as defined in Section 409A of the Code) with the Company or any of its subsidiaries or affiliates does not qualify for the “short-term deferral exception” or otherwise would constitute a “deferral of compensation” under Section 409A of the Code, Grantee is a “specified employee” (as defined in Section 409A of the Code) and delay of payment is required by Section 409A of the Code but is not already provided for by this Agreement, the Company shall cause the issuance, transfer or delivery of such Vested Shares to Grantee (or Grantee’s estate or beneficiary) upon the earlier of (a) the date that is six months after the date of such separation from service or (b) Grantee’s death.

8.             Committee Discretion. Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms, or amend, alter, accelerate, suspend, discontinue or terminate the Award, the Grant Notice or these Award Terms; provided, however, that, except as provided in Section 9, 10 or 13 hereof, without the consent of Grantee, no such amendment, alteration, suspension, discontinuation or termination of the Award, the Grant Notice or these Award Terms may materially and adversely affect the rights or obligations of Grantee in respect of the Award, taken as a whole. Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan. By accepting and agreeing to the Award, Grantee consents to any amendment, alteration, suspension, discontinuation or termination of the Award, the Grant Notice or these Award Terms that (i) is effected in accordance with Section 9, 10 or 13 hereof or (ii) does not materially and adversely affect the rights or obligations of Grantee in respect of the Award, taken as a whole.

9.             Adjustments. Notwithstanding anything to the contrary contained herein, to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or other similar corporate transaction or event affecting shares of Common Stock, then the Award shall be adjusted in accordance with Section 7.6 of the Plan. In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, or in response to changes in applicable laws, regulations or accounting principles.

10.           Registration and Listing. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Restricted Share Units or Vested Shares, and no Restricted Share Units or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the securities subject to the Award are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction. The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Restricted Share Units or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance. Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to Restricted Share Units or Vested Shares, to issue or transfer Restricted Share Units or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws. The Company shall have the right, but not the obligation, to register the issuance or transfer of Restricted Share Units or Vested Shares or resale of Restricted Share Units or Vested Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

11.           Transferability. Except as otherwise permitted under the Plan or this Section 11, the Restricted Share Units shall not be transferable by Grantee other than by will or the laws of descent and distribution. With the Committee’s consent, Grantee may transfer Restricted Share Units to any one or more of the following persons:  (a) the spouse, parent, issue, spouse of issue, or issue of spouse (with “issue” including all descendants, whether natural or adopted) of Grantee; (b) a trust for the benefit of one or more persons described in clause (a) above or for the benefit of Grantee; or (c) an entity in which Grantee or one or more of the persons described in clause (a) or (b) above is a beneficial owner; provided, however, that such transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer.

12.           Employment Violation. In the event of an Employment Violation, the Company shall have the right to require (i) the forfeiture by Grantee to the Company of any Restricted Share Units and (ii) payment by Grantee to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by Grantee to the Company of the Recapture Amount, Grantee, in his or her discretion, may tender to the Company the Vested Shares acquired during the Look-back Period with respect to such Employment Violation and Grantee shall not be entitled to receive any consideration from the Company in exchange therefor. Any such forfeiture of Restricted Share Units and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment

Violation, including, without limitation, the right to terminate Grantee’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

13.           Section 409A. If any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on Grantee, beneficiary or any other person of a penalty tax under Section 409A of the Code, the Committee may modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax.

14.           Legends. The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Vested Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

15.           No Right to Continued Employment. Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge Grantee at any time, with or without Cause.

16.           No Rights as Stockholder. No holder of Restricted Share Units shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth in the Plan, the Grant Notice and these Award Terms.

17.           Severability. In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.           Governing Law. To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of California, without giving effect to principles of conflicts of laws thereof.

19.           Successors and Assigns. The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 11 hereof and Grantee’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

20.           Notices. Any notice or other document which Grantee or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows:  (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time; and (b) if to Grantee, at the address shown in the Employment Agreement or such other address as Grantee by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

21.           Conflict with Employment Agreement or Plan. In the event of any conflict between the terms of the Employment Agreement and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control. In the event of any conflict between the terms of the Employment Agreement, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.